Exhibit 10.3

SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT (as amended, restated, modified or supplemented and in effect from time to time, this “Agreement”) is entered into as of December 10, 2018, by and between PRESBIA USA, INC., a Delaware corporation (“Debtor”), and RICHARD RESSLER (together with any successors, “Secured Party”).

W I T N E S S E T H:

WHEREAS, Debtor has issued to Secured Party that certain Secured Promissory Note of even date herewith (as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”);

WHEREAS, the execution and delivery of this Agreement by Debtor are a condition precedent to the obligation of the Secured Party to extend credit to Debtor pursuant to the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and as an inducement to Secured Party to enter into the Loan Agreement and extend credit to Debtor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.	Definitions.

(a)When used herein, the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Asset, Fixtures, Goods, Health-Care-Insurance Receivable, Inventory, Instrument, Investment Property, Letter of Credit Rights, Payment Intangibles, Proceeds, Security, Security Entitlement, Supporting Obligations and Uncertificated Security have the respective meanings assigned thereto in the UCC (as defined below).

(b)Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement.

(c)The following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

“Collateral” means all property and rights of Debtor in which a security interest is granted hereunder.  Notwithstanding anything herein to the contrary, in no event shall “Collateral” include, and Debtor shall not be deemed to have granted a security interest in, any Excluded Property.

“Equity Securities” means, with respect to any Person (other than an individual):

(a)all of such Person’s issued and outstanding capital stock (including but not limited to common stock and preferred stock), partnership interests, membership interests, equity interests, profits interests, warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or other equity or profits interests of such Person;

(b)all of the (i) securities convertible into or exchangeable for shares of capital stock, partnership interests, membership interests, equity interests or profits interests of such Person, and (ii) warrants, rights or options for the purchase or acquisition from such Person of any such shares or interests; and

(c)all of the other equity or profit interests in such Person, whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” means the occurrence of an event of an Event of Default (as defined in the Loan Agreement).

“Excluded Account” means (i) any deposit accounts, commodities accounts, or securities accounts of Debtor which (x) are used solely to fund payroll or employee benefits or (y) contain, at all times, less than $100,000 for any one account and $250,000 in the aggregate for all such accounts, and (ii) any deposit accounts, commodities accounts, or securities accounts maintained at one or more banks for the sole purpose of securing letters of credit issued by such banks.

“Excluded Property” means, with respect to any Person, (i) any lease, license, contract or agreement to which Debtor is a party, and any of its rights or interests thereunder, if and to the extent that a security interest therein is prohibited by or in violation of (x) any applicable law, or (y) a term, provision or condition of any such lease, license, contract or agreement (unless in each case, such applicable law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); (ii) any United States intent-to-use trademark applications for which an amendment to allege use or a statement of use has not been filed and accepted by the Patent and Trademark Office, to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the Patent and Trademark Office of an amendment to allege use or a statement of use pursuant to 15 U.S.C. Section 1051(c) or (d) (or any successor provision), such intent-to-use trademark application shall be considered Collateral; (iii) any equipment of Debtor that is subject to a perfected Lien if and for so long as the grant of a security interest therein to the Secured Party in such equipment shall constitute or result in a breach or termination pursuant to the terms of, or a default under, the agreement entered into in connection with such Lien on such equipment, provided, however, that such security interest shall attach immediately at such time as the term restricting the attachment of a security interest in such equipment is no longer operative or the attachment of a security interest in such equipment would not constitute or result in a breach or termination pursuant to the terms of, or a default under, such agreement; (iv)  assets in respect of which pledges and security interests are prohibited by applicable Law; (v) equity interests held by Debtor in any Person other than wholly owned Subsidiaries (including any such Person that is a joint venture) to the extent the granting of any Liens thereon is expressly prohibited by the terms of such Person’s organizational or joint venture documents; (vi) the equity interests of controlled foreign corporations (as defined in the IRC) of such Person (held directly or indirectly through an entity that is disregarded for federal income tax purposes) in excess of 65% of the equity interests of such corporations; (vii) Excluded Accounts; (viii) motor vehicles and other assets located in the United States subject to certificates of title;

(ix) letter of credit rights of Debtor (other than those that constitute supporting obligations as to other Collateral or which otherwise may be perfected by the filing of a UCC financing statement); (xi) any real or leased property of Debtor; or (xi) such assets as to which Secured Party and Debtor shall reasonably agree that the costs of perfecting a security interest therein are excessive in relation to the benefit to the Secured Party of the security to be afforded thereby; provided, further that Excluded Property shall not include any proceeds of any such lease, license, contract or agreement or any goodwill of Debtor’s business associated therewith or attributable thereto.

“General Intangibles” means all of Debtor’s “general intangibles” as defined in the UCC.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and includes a private mediation or arbitration board or panel.

“Intellectual Property” means all past, present and future:  trade secrets and other proprietary information; trademarks; copyrights (including copyrights for computer programs and software) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common Law and other rights throughout the world in and to all of the foregoing.

“Laws” means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, and the terms of any license or permit issued by any Governmental Authority.

“Loan Document” means the “Transaction Documents” as defined in the Loan Agreement.

“Obligations” means all obligations of the Debtor to the Secured Party under and pursuant to the Loan Agreement.

“Obligor” means a Person that, with respect to an obligation secured by a security interest in the Collateral, (a) owes payment or other performance on the obligation, (b) has provided property or other security or credit support other than the Collateral to secure payment or other performance of the obligation, or (c) is otherwise accountable in whole or in part for payment or other performance of the obligation.  The term does not include issuers or nominated persons under a letter of credit.

“Organizational I.D. Number” means the organizational identification number assigned to Debtor by the applicable governmental unit or agency of the jurisdiction of organization for Debtor.

“Paid in Full” means, with respect to the Obligations, that (a) all Loans and accrued interest under the Loans and all other Obligations have been repaid in full in cash and no Loan or other Obligation remains outstanding (except, in each case, for (i) any provisions thereof, such as indemnification provisions, which by their terms survive termination and (ii) unasserted contingent Obligations and other contingent Obligations not then due and owing); provided that no such payment of the principal of or interest on any Loan or any other amount payable by Debtor or any other obligor on the Obligations under any Loan Document has been rescinded or is required to be restored or returned in connection with the insolvency, bankruptcy or reorganization of Debtor or otherwise, and (b) any and all other commitments by Secured Party under the Loan Agreement have been terminated or expired.

“Pledged Issuer” means individually, and “Pledged Issuers” means collectively, each of the “Pledged Issuers” set forth on Schedule 1.

“Receivable(s)” means all Accounts and all right, title and interest in any returned goods, together with all right, title, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and re-sales, and all related security interests, liens, charges, encumbrances and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Schedule 1” means Schedule 1 attached to this Agreement, as amended, restated or supplemented from time to time.

“Securities Act” means the Securities Act of 1933, as in effect from time to time.

“Security Interest” is defined in Section 2.

“Type of Organization” means the kind or type of entity of Debtor, such as a corporation, limited partnership or limited liability company.

“UCC” means the Uniform Commercial Code as in effect in the State of California on the date of this Agreement, as it may be amended or modified from time to time hereafter; provided, however, that, as used in Section 5 hereof, UCC shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

Grant of Security Interest.

As security for the payment and performance of all Obligations, Debtor hereby assigns to Secured Party, and grants to Secured Party a continuing security interest (the “Security Interest”) in, all of the following assets and properties of Debtor whether now or hereafter existing or acquired, regardless of where located including, without limitation, all of Debtor’s: (a) Accounts; (b) Certificated Securities; (c) Chattel Paper, including Electronic Chattel Paper; (d) Commercial Tort Claims; (e) Deposit Accounts; (f) Documents; (g) Financial Assets; (h) General Intangibles; (i) Goods (including all of its Equipment, Fixtures and Inventory), and all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor; (j) Instruments; (k) Intellectual Property; (l) Investment Property; (m) Letter of Credit Rights; (n) money (of every jurisdiction whatsoever); (o) Security Entitlements; (p) Supporting Obligations; (q) Uncertificated Securities; (r)(i) the Equity Securities of the Pledged Issuers described in Schedule 1 (the “Pledged Interests”), whether or not evidenced or represented by any stock certificate, unit certificate, certificated security or other instrument, the certificates representing the Pledged Interests (if any), all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including, but not limited to, any stock or other equity dividends and any distributions in connection with a stock or other equity split) from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Interests, (ii) all investment property, financial assets, securities, capital stock, other equity interests, stock options and commodity contracts of the Debtor in respect of the foregoing, and all other assets now or hereafter received or receivable with respect to the foregoing, and (iii) all security entitlements of the Debtor in any and all of the foregoing; and (s) to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, databases, information and other property of Debtor relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided, however, that to the extent that the provisions of any lease or license expressly prohibit (which prohibition is enforceable under applicable Law) the assignment thereof, and the grant of a security interest therein, Secured Party will not enforce its security interest (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon request of Secured Party, Debtor will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of Secured Party (and to Secured Party’s enforcement of such security interest) in Debtor’s rights under such lease or license. Notwithstanding the foregoing, “Collateral” shall not include any Excluded Property.

Representations and Warranties.

Debtor represents and warrants to Secured Party as of the Closing Date:

(a)Debtor is and will be the lawful owner of the Collateral, free of all liens, claims, security interests and encumbrances whatsoever, other than the security interest hereunder and other Liens as previously disclosed to the Secured Party, and Debtor has full power and authority to execute this Agreement and perform its obligations hereunder, and to subject the Collateral to the security interest hereunder.

(b)The execution and delivery of this Agreement and the performance by Debtor of its obligations hereunder (i) are within Debtor’s powers, (ii) have been duly authorized by all necessary corporate, company or partnership action, as applicable, (iii) have received all necessary governmental approval (if any shall be required) except where a failure to obtain such approval could not reasonably be expected to result in a material adverse effect on its business, assets or financial condition, and (iv) do not and will not contravene or conflict with any provision of Law or of the articles of incorporation, certificate of formation, by-laws, limited liability company agreement, limited partnership agreement or any similar governing documents of Debtor or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon Debtor.

(c)This Agreement is a legal, valid and binding obligation of Debtor, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at Law).

Certificates, Schedules and Reports.

Debtor will from time to time deliver to Secured Party such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by Debtor in full or partial payment of any of the Collateral, as Secured Party may reasonably request.  Debtor shall promptly notify Secured Party of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods that are material to Debtor, and such notice shall specify the amount of such loss or depreciation.

Section 5.	Agreements of Debtor.

(a)Debtor, at Secured Party’s reasonable request, at any time and from time to time, shall execute and deliver to Secured Party such financing statements, amendments and any other documents, including Instruments, and do such acts as Secured Party deems reasonably necessary in order to establish and maintain valid, attached and perfected security interests in the Collateral in favor of Secured Party, free and clear of all Liens and claims and rights of third parties whatsoever except Liens previously disclosed to the Secured Party.  Debtor hereby irrevocably authorizes Secured Party at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as “all assets of Debtor,” “the Collateral described in the Security Agreement” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including, without limitation, (A) whether Debtor is an organization, the Type of Organization and the Organizational I.D. Number issued to Debtor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral to be extracted or timber to be cut, a sufficient description of the real property to which the Collateral relates.  Debtor further ratifies and affirms its authorization for any financing statements and/or amendments thereto that Secured Party has filed in any jurisdiction prior to the date of this Agreement relating to the Collateral.

(b)Except as otherwise expressly set forth in Section 2, whenever an Event of Default shall be existing, Secured Party shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event Debtor shall at the request of Secured Party do any and all lawful acts and execute any and all proper documents required by Secured Party in aid of such enforcement and Debtor shall promptly, upon demand, reimburse and indemnify Secured Party for all costs and expenses incurred by Secured Party in the exercise of its rights under this Section 5.  Notwithstanding the foregoing, Secured Party shall have no obligation or liability regarding the Collateral or any part thereof by reason of, or arising out of, this Agreement.

(c)Debtor hereby agrees that if any of the Pledged Interests are at any time not evidenced by certificates of ownership, then Debtor shall cause the applicable Pledged Issuer with respect to such Pledged Interests to record such pledge on the equityholder register or the books of the issuer and, upon Secured Party’s request, shall cause such Pledged Issuer to execute and deliver to Secured Party an acknowledgment of the pledge of such Pledged Interests in a form reasonably satisfactory to Secured Party.

Default; Rights and Remedies of Secured Party upon an Event of Default.

If an Event of Default shall have occurred and be continuing, Secured Party shall have the following rights and remedies:

(a)Secured Party may exercise any or all of the remedies available to it under this Agreement, at Law, in equity or otherwise;

(b)Secured Party may request that Debtor direct that all Receivables be paid directly to a lock box account established with, or for the benefit of, Secured Party;

(c)Debtor shall hold in trust (and not commingle with its other assets) for Secured Party all Collateral that is Chattel Paper, Instruments or Documents at any time received by it and promptly deliver same to Secured Party, unless Secured Party at its option gives Debtor written permission to retain such Collateral; at Secured Party’s request, each contract, Chattel Paper, Instrument or Document so retained shall be marked to state that it is assigned to Secured Party and each instrument shall be endorsed to the order of Secured Party (but failure to so mark or endorse shall not impair the Security Interest);

(d)Debtor irrevocably appoints Secured Party its true and lawful attorney with full power of substitution, in the name of Debtor, for the sole use and benefit of Secured Party, but at Debtor’s expense, to the extent permitted by Law, to file claims under any insurance policies of Debtor, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies;

(e)Debtor irrevocably appoints Secured Party its true and lawful attorney with full power of substitution, in the name of Debtor, for the sole use and benefit of Secured Party, but at Debtor’s expense, to the extent permitted by Law, to exercise, all or any of the following powers with respect to all or any of Debtor’s Collateral (to the extent necessary to cause the Obligations to be Paid in Full): (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof; (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto; (iii) to take control of, sell, lease, license or otherwise dispose of the same or the Proceeds thereof, as fully and effectually as if Secured Party were the absolute owner thereof; (iv) to sign or endorse Debtor’s name on (A) any original certificate of title in respect of any Collateral that is subject to certificate of title statutes, or (B) any application for a new or a replacement certificate of title or other document or instrument to be filed in any official filing, recording, registration or certificate-of-title system covering any of the Collateral; (v) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto; (vi)to endorse Debtor’s name on any notes, acceptances, checks, drafts, money orders or other evidences of payment on Collateral that may come into Secured Party’s possession; (vii) to sign Debtor’s name on any invoice or bill of lading relating thereto, on any drafts against Obligors or other Persons making payment with respect thereto, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect thereto; (viii) to send requests for verification of obligations to any Obligor; and (ix)to do all other acts and things reasonably necessary to carry out the intent of this Agreement; provided, however, that except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market Secured Party will give Debtor at least ten (10) days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made.  If, following the occurrence of an Event of Default, any Obligor or Account Debtor fails to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in Debtor’s name, to take such action as Secured Party reasonably shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists.  Regardless of any other provision of this Agreement, however, Secured Party shall not be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral except for its own fraud, gross negligence, or willful misconduct, nor shall it be under any duty to anyone except Debtor to account for funds that it shall actually receive under this Agreement.  A receipt given by Secured Party to any Obligor or Account Debtor shall be a full and complete release, discharge, and acquittance to such Obligor or Account Debtor, to the extent of any amount so paid to Secured Party.  Secured Party may apply or set off amounts paid and the deposits against any liability of Debtor to Secured Party.

(f)Secured Party’s sale of less than all the Collateral shall not exhaust Secured Party’s rights under this Agreement and Secured Party is specifically empowered to make successive sales until all the Collateral is sold.  If the proceeds of a sale of less than all the Collateral shall be less than the Obligations, this Agreement and the Security Interest shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made.  In the event any sale under this Agreement is not completed or is, in Secured Party’s opinion, defective, such sale shall not exhaust Secured Party’s rights under this Agreement and Secured Party shall have the right to cause a subsequent sale or sales to be made.  Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale under this Agreement as to nonpayment of the Obligations, or as to the occurrence of any Event of Default, or as to Secured Party’s having declared all of such Obligations to be due and payable, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to any other act or thing having been duly done by Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Secured Party may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale, but such acts must be done in the name and on behalf of Secured Party.  In connection with the sale of Collateral that constitutes Securities, Secured Party is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Secured Party to render such sale exempt from registration requirements of the Securities Act of 1933, as amended, and any applicable state securities Laws, and no sale so made in good faith by Secured Party shall be deemed not to be “commercially reasonable” because so made.

(g)In addition to any and all other rights afforded to Secured Party in this Section 6, Secured Party may exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, if cash shall be insufficient to pay all the Obligations in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof in accordance with the provisions of the UCC.  Notice of any such sale or other disposition shall be given to Debtor as required under this Section 6.

Section 7.Application of Proceeds. If an Event of Default shall have occurred and be continuing, Secured Party may apply the proceeds of any sale or other disposition of all or any part of the Collateral, in in accordance with Section 14 of the Loan Agreement.

Existence of an Event of Default.

Regarding the existence of any Event of Default for purposes of this Agreement, Debtor agrees that the Obligors or Account Debtors on any Collateral may rely upon written certification from Secured Party that such an Event of Default exists and Debtor expressly agrees that Secured Party shall not be liable to Debtor for any claims, damages, costs, expenses or causes of action of any nature whatsoever in connection with, arising out of, or related to Secured Party’s exercise of any rights, powers or remedies under any Loan Document except for its own fraud, gross negligence, or willful misconduct.

Section 9.	Limitation on Duty in Respect of Collateral.

(a)Beyond the exercise of reasonable care in the custody and preservation thereof, Secured Party will have no duty as to any Collateral in its possession or control or in the possession or control of any bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto.  Secured Party will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any bailee selected by Secured Party in good faith or by reason of any act or omission by Secured Party pursuant to instructions from Debtor, except to the extent that such liability arises from Secured Party’s gross negligence or willful misconduct.

(b)The Security Interest is given to secure the prompt, unconditional and complete payment and performance of the Obligations when due, and is given as security only.  Secured Party does not assume, and shall not be liable for, any of Debtor’s liabilities, duties or obligations under, or in connection with, the Collateral.  Secured Party’s acceptance of this Agreement, or its taking any action in carrying out this Agreement, does not constitute Secured Party’s approval of the Collateral or Secured Party’s assumption of any obligation under or in connection with the Collateral.  This Agreement does not affect or modify Debtor’s obligations with respect to the Collateral.

Section 10.	Sales of Securities; Other Rights of Agent.

(a)Debtor recognizes that Secured Party may deem it impracticable to effect a public sale of all or any part of the Pledged Interests or any other securities constituting Collateral.  Secured Party is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Secured Party to render such sale exempt from the registration requirements of the Securities Act, and any applicable state securities laws, and no sale so made in good faith by Secured Party shall be deemed not to be “commercially reasonable” because so made.  Secured Party may make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  Debtor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.  Debtor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that Secured Party may, in such event, bid for the purchase of such securities.

(b)When an Event of Default has occurred and is continuing, Secured Party at any time may have the Equity Securities of the Pledged Issuer registered in its name, or in the name of its nominee or nominees, as pledgee, and be admitted as an equity owner of the Pledged Issuer, with all attendant rights thereto, without the taking of any further action by any Person, all notwithstanding any provision or requirement to the contrary in any such Pledged Issuer’s governing documents.  Debtor shall execute and deliver to Secured Party all such proxies, powers of attorney, dividend coupons or orders and other documents as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting rights and powers which it is entitled to exercise hereunder and to receive the dividends and other payments which it is authorized to receive and retain hereunder.  Nothing in this Agreement shall prohibit the issuance of cash dividends by Pledged Issuer if such distribution is permitted under the Loan Agreement.

(c)So long as no Event of Default has occurred and is continuing, and during the continuance of an Event of Default until Secured Party shall have delivered to Debtor a written notice stating that an Event of Default has occurred and is continuing under the Loan Agreement and Secured Party elects to exercise sole control of the voting rights under the Equity Securities of the Pledged Issuer (a “Voting Rights Election”), Debtor shall be entitled to exercise all rights attached to or pertaining to the Equity Securities of the Pledged Issuer including the voting rights.  After the occurrence and during the continuance of an Event of Default, effective immediately upon delivery of a Voting Rights Election by Secured Party to Debtor, the right to vote the Equity Securities of the Pledged Issuer shall be vested exclusively in Secured Party.  To this end, Debtor irrevocably appoints Secured Party the proxy and attorney-in-fact of Debtor, with full power of substitution, to vote and to act with respect to the Equity Securities of the Pledged Issuer and to exercise any and all other rights which Debtor may have as a shareholder or other equityholder in Pledged Issuer subject to the understanding that such proxy may not be exercised unless an Event of Default has occurred and is continuing and Secured Party shall have delivered a Voting Rights Election to Debtor.  The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligations have been paid and performed in full.

Fraudulent Conveyance.

Notwithstanding anything contained in this Agreement to the contrary, Debtor agrees that if, but for the application of this Section 11, the Obligations or any Security Interest would constitute a preferential transfer under 11 U.S.C. § 547, a fraudulent conveyance under 11 U.S.C. § 548 (or any successor section of that statute) or a fraudulent conveyance or transfer under any state fraudulent conveyance or fraudulent transfer Law or similar Law in effect from time to time (each a “Fraudulent Conveyance”), then the Obligations and each affected Security Interest will be enforceable to the maximum extent possible without causing the Obligations or any Security Interest to be a Fraudulent Conveyance, and shall be deemed to have been automatically amended to carry out the intent of this Section 11.

Section 12.	General.

(a)This Agreement and the Security Interest shall remain in full force and effect until, and will terminate upon, the date on which all of the Obligation has been Paid in Full.  Upon such termination, the Secured Party will execute any termination statement with respect to any financing statement or other security document executed and filed pursuant to this Agreement.  If at any time all or any part of any payment applied by Secured Party to any Obligation is or must be rescinded or returned by Secured Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of Debtor), such Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Secured Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by Secured Party had not been made.

(b)Any notice from Secured Party to Debtor, if mailed, shall be deemed given five (5) days after the date mailed, postage prepaid, addressed to Debtor either at the address specified for notices to Debtor in the Securities Purchase Agreement of even date herewith or at such other address as Debtor shall have specified in writing to Secured Party as its address for notices hereunder.

(c)Debtor agrees to pay all expenses, including reasonable attorney’s fees and charges (including time charges of attorneys who are employees of Secured Party) paid or incurred by Secured Party in endeavoring to collect the Obligations of Debtor, or any part thereof, and in enforcing this Agreement against Debtor.

(d)No delay on the part of Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

(e)EACH OF DEBTOR AND SECURED PARTY hereby voluntarily, knowingly, irrevocably and unconditionally waiveS any right to have a jury participate in resolving any dispute (whether based upon contract, tort or otherwise) between DEBTOR AND SECURED PARTY arising out of or in any way related to this Agreement, or any relationship between DEBTOR AND SECURED PARTY.  Each party to THIS AGREEMENT, in each case for itself, its successors and assigns, (a) irrevocably submits and consents to the exclusive jurisdiction of the state and federal courts of the state of California SITTING IN los Angeles COUNTY (and of the appropriate appellate courts therefrom), (b) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any Litigation arising out of or in connection with thIS AGREEMENT brought in the district court of Los ANGELES county, CAlifornia, or in the United States District Court for the CENTRAL District of california, (c) irrevocably waives any claims that any litigation brought in any of the aforementioned courts has been brought in an inconvenient forum, (d) irrevocably consents to the service of process out of any of those courts in any Litigation by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, by hand-delivery, or by delivery by a nationally recognized courier service, and service shall be deemed complete upon delivery of the legal process at its address set out in thIS AGREEMENT, and (e) irrevocably agrees that any legal proceeding against any party to THIS AGREEMENT arising out of or in connection with THIS AGREEMENT may be brought in one of the aforementioned courts.  The scope of each of the foregoing consents and waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  DEBTOR acknowledges that these consents and waivers are a material inducement to SECURED PARTY’S agreement to enter into a business relationship, that SECURED PARTY HAS already relied on these consents and waivers in entering into this Agreement, and that SECURED PARTY will continue to rely on each of these consents and waivers in related future dealings.

(f)The rights and privileges of Secured Party hereunder shall inure to the benefit of its successors and assigns.  Debtor may not assign or transfer its rights hereunder or any interest herein or delegate its duties hereunder without the prior written consent of Secured Party.

(g)This Agreement may be executed and delivered (including by facsimile or Portable Document Format (pdf) transmission) in any number of counterparts with the same effect as if all signatories had signed the same document.  Facsimile and other electronic copies of manually-signed originals shall have the same effect as manually-signed originals and shall be binding on Debtor and Secured Party.  All counterparts must be construed together to constitute one and the same instrument.

(h)The parties agree that any dispute or controversy arising out of or relating to this Agreement, or to the interpretation, performance, or breach thereof, shall be heard and decided exclusively by means of a reference pursuant to Section 638 et seq. of the Code of Civil Procedure of the State of California. Such reference shall be made to a retired judge of the Superior Court of the State of California (the “Referee”) who shall hear such dispute or controversy until the final determination thereof pursuant to Article VI, Section 21, of the California Constitution, Section 638 et seq. of the California Code of Civil Procedure, and Rule 244(a) of the California Rules of Court. The term “Referee” as used herein is intended to refer to and include the term “Temporary Judge” as used in the said provisions of the California Constitution and the California Rules of Court.  The Referee shall be selected by mutual agreement of the parties from the list of retired judges maintained by the Superior Court of the State of California for the County of Los Angeles. If the parties are unable to agree upon a retired judge to serve as the Referee, then upon petition by either party to the presiding judge of the Superior Court of the State of California for the County of Los Angeles (or such other judge as the presiding judge may designate for such purpose), such judge shall in his or her sole discretion select the particular retired judge who shall serve as the Referee. The cost of the Referee shall initially be divided equally between the parties, it being understood and agreed that, upon judgment, the prevailing party shall be entitled to reimbursement from the other party of all costs of litigation, including the cost of the Referee.

(i)This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of California, without regard to conflict of law principles.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, this Security Agreement has been duly executed as of the day and year first above written.

SECURED PARTY:
/s/ Richard Ressler
RICHARD RESSLER

DEBTOR:

PRESBIA USA, INC.
a Delaware corporation
By:	/s/ Mark Yung
Name:	Mark Yung
Title:	Chief Executive Officer

SCHEDULE 1

Pledged Interests

Debtor	Pledged Issuer	Pledged Interests	Certificate Number

Presbia USA, Inc.	PresbiBio, LLC, a California limited liability company	100% of the membership interests of PresbiBio, LLC	N/A